EXHIBIT 99.906 CERT
SECTION 906 CERTIFICATIONS
Kevin S. McCarthy, Principal Executive Officer, and Terry A. Hart, Principal Financial Officer, of Kayne Anderson MLP Investment Company (the “Company”), each certify to his knowledge that:
1.	The Company’s periodic report on Form N-CSR for the period ended November 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Fund.
February 8, 2006

/S/ KEVIN S. MCCARTHY	/S/ TERRY A. HART
Kevin S. McCarthy	Terry A. Hart
Chairman, President and Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)